CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-130537, 333-130036, 333-116245, 333-101288, 333-76988, 333-72018, 333-66976, 333-62257) and Form S-8 (File Nos. 333-89568, 333-81451, 333-62137, 333-46250) of XL Capital Ltd. of our report dated March 11, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Security Capital Assurance Ltd's Annual Report on Form 10-K for the year ended December 31, 2007.

PricewaterhouseCoopers LLP
New York, New York
March 17, 2008